Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

VS MEDIA HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)			Proposed Maximum Offering Price Per Unit			Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Ordinary Shares, no par value per share(1)	Other	$	[15,000,000]	(2)	$	[ ]	(3)	$15,000,000	0.00015310	$2,296.50
	Total Offering Amounts									$15,000,000	0.00015310	$2,296.50
	Total Fees Previously Paid											-
	Total Fee Offsets											-
	Net Fee Due											$2,296.50

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416 under the Securities Act, we are also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.